SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        PENN ENGINEERING & MANUFACTURING
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                     PENN ENGINEERING & MANUFACTURING CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FRIDAY, MAY 6, 1999


TO THE STOCKHOLDERS OF PENN ENGINEERING & MANUFACTURING CORP.:

     The Annual Meeting of Stockholders of Penn Engineering & Manufacturing Corp. (hereinafter called the "Company") will be held on Thursday, May 6, 1999 at 2:00 p.m., local time, at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916, for the following purposes:

          1. To elect three Class B Directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2002 and until their successors are duly elected;

          2. To consider and vote upon a proposal to elect Ernst & Young LLP as auditors for the Company for its 1999 fiscal year;

          3. To consider and vote upon a proposal to approve the Penn Engineering & Manufacturing Corp. 1999 Employee Stock Option Plan;

          4. To consider and vote upon a proposal to approve the Penn Engineering & Manufacturing Corp. 1998 Stock Option Plan for Non-Employee Directors; and

          5. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement, or continuation thereof.

     The Board of Directors has fixed the close of business on March 25, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1998 is being mailed to the stockholders together with this Notice.

     If you do not expect to attend the Annual Meeting in person, please fill in, sign, date, and return the enclosed form of proxy in the enclosed envelope to First Union National Bank.

                                          By Order of the Board of Directors,



                                          Kenneth A. Swanstrom
                                          Chairman of the Board

Date: April 6, 1999

                     PENN ENGINEERING & MANUFACTURING CORP.

                           ---------------------------
                                  PROXY STATEMENT
                           ---------------------------

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about April 6, 1999, are furnished in connection with the solicitation by the Board of Directors of Penn Engineering & Manufacturing Corp. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 6, 1999 at 2:00 p.m., local time, and at any adjournment, postponement, or continuation thereof, at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916. The Company's principal executive offices are located at 5190 Old Easton Road, Danboro, Pennsylvania 18916.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for the Class B Directors named below, in favor the election of Ernst & Young LLP as auditors of the Company for its 1999 fiscal year, in favor of the proposal to approve the Company's 1999 Employee Stock Option Plan, and in favor of the proposal to approve the Company's 1998 Stock Option Plan for Non-Employee Directors. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will reimburse brokers, nominees, fiduciaries and custodians, and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     The Company has two classes of common stock: Common Stock, par value $.01 per share ("Common Stock"), and Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). Holders of record of both classes at the close of business on March 25, 1999 will be entitled to notice of the Annual Meeting, but only holders of Class A Common Stock of record at the close of business on March 25, 1999 will be entitled to vote at the Annual Meeting. As of March 25, 1999, the Company had outstanding 1,675,082 shares of Class A Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The holders of Common Stock will have no voting rights at the Annual Meeting. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares of Class A Common Stock represented in person or by proxy at the Annual Meeting.

     As of March 25, 1999, certain stockholders, listed in the table herein under "Beneficial Ownership of Common Stock and Class A Common Stock," beneficially owned in the aggregate 894,890 shares, or approximately 53.4%, of the Company's outstanding Class A Common Stock. Such stockholders have advised the Company that they will vote their shares for the election of Kenneth A. Swanstrom, Lewis W. Hull, and Mark W. Simon as Class B Directors, for the election of Ernst & Young LLP as the Company's auditors for its 1999 fiscal year, for the approval of the Company's 1999 Employee Stock Option Plan, and for the approval of the Company's 1998 Stock Option Plan for Non-Employee Directors. Accordingly, Mr. Swanstrom, Mr. Hull, and Mr. Simon will be elected as Class B Directors, Ernst & Young LLP will be elected as auditors for the Company for its 1999 fiscal year, the Company's 1999 Employee Stock Option Plan will be approved, and the Company's

1998 Stock Option Plan for Non-Employee Directors will be approved regardless of the votes of the Company's stockholders other than those listed in such table.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK AND
                              CLASS A COMMON STOCK

     The following table sets forth, as of February 28, 1999, the amount and percentage of the Company's outstanding Common Stock and Class A Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock or Class A Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

                                                                                  NUMBER OF
                                                               TITLE OF             SHARES          PERCENT
                                                               CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                      CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                      -------------       ------------       -------
5% HOLDERS:
Kenneth A. Swanstrom
P.O. Box 1000
Danboro, PA 18916
  Individually (2)                                            Common                 645,173          9.3%
                                                              Class A                244,641         14.6%
  Trust under the Will of Gladys Swanstrom (2)                Common                  91,425          1.3%
                                                              Class A                 62,975          3.8%
  Trusts under the Will of Klas A. Swanstrom (3)              Common                 197,916          2.8%
                                                              Class A                 98,472          5.9%
Daryl L. Swanstrom
P.O. Box 2309
Peachtree City, GA 30269
  Individually (4)                                            Common                 182,043          2.6%
                                                              Class A                231,250         13.8%
  Trust under Item Fourth of the Will of                      Common                  62,720            *
       Lawrence W. Swanstrom (5)                              Class A                 54,240          3.2%
  Trust under Item Fifth of the Will of                       Common                 216,649          3.1%
       Lawrence W. Swanstrom (5)                              Class A                 89,992          5.4%
Thomas M. Hyndman, Jr. (6)
c/o Duane, Morris & Heckscher LLP
4200 One Liberty Place
Philadelphia, PA 19103-7396
  Individually                                                Common                   2,110            *
                                                              Class A                    570            *
  Trust under the Will of Gladys Swanstrom (3)                Common                  91,425          1.3%
                                                              Class A                 62,975          3.8%

                                                                                  NUMBER OF
                                                               TITLE OF             SHARES          PERCENT
                                                               CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                      CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                      -------------       ------------       -------
  Trusts under the Will of Klas A. Swanstrom (3)              Common                 197,916          2.8%
                                                              Class A                 98,472          5.9%

  Trust under Item Fourth of the Will of                      Common                  62,720            *
       Lawrence W. Swanstrom (5)                              Class A                 54,240          3.2%

  Trust under Item Fifth of the Will of                       Common                 216,649          3.1%
       Lawrence W. Swanstrom (5)                              Class A                 89,992          5.4%

  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)     Common                  95,750          1.4%
                                                              Class A                 57,750          3.4%

PNC Bank, National Association (8)
398 North Main Street
Doylestown, PA 18901

  Trust under the Will of Gladys Swanstrom (3)                Common                  91,425          1.3%
                                                              Class A                 62,975          3.8%

  Trusts under the Will of Klas A. Swanstrom (3)              Common                 197,916          2.8%
                                                              Class A                 98,472          5.9%

  Trust under Deed of Klas A. Swanstrom dated 1/12/73 (7)     Common                  95,750          1.4%
                                                              Class A                 57,750          3.4%

  Trust under Deed of Klas A. Swanstrom dated 9/26/66 (8)     Common                  61,250            *
                                                              Class A                 38,500          2.3%

  Trust under Deed of Gladys Swanstrom dated 9/26/66 (8)      Common                  26,250            *
                                                              Class A                 16,500            *

NationsBank, N.A. (9)
110 South Tryon Street
NationsBank Plaza
Charlotte, NC 28255

  Trust under Item Fourth of the Will of                      Common                  62,720            *
     Lawrence W. Swamstrom (5)                                Class A                 54,240          3.2%

  Trust under Item Fifth of the Will of                       Common                 216,649          3.1%
     Lawrence W. Swamstrom (5)                                Class A                 89,992          5.4%

Private Capital Management, Inc. (11)                         Common                 850,150         12.2%
3003 Tamiami Trail North                                      Class A                     --            *
3rd Floor
Naples, FL 34103

                                                                                  NUMBER OF
                                                               TITLE OF             SHARES          PERCENT
                                                               CLASS OF          BENEFICIALLY         OF
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                      CAPITAL STOCK         OWNED(1)          CLASS
---------------------------------------                      -------------       ------------       -------
Royce & Associates, Inc. (10)                                 Common                 525,450          7.6%
Royce Management Company                                      Class A                192,450         11.5%
1414 Avenue of the Americas
New York, NY 10019

Sanford C. Bernstein & Co., Inc. (12)                         Common                 659,035          9.6%
767 Fifth Avenue                                              Class A                     --            *
New York, NY 10153-0185

TCW Group, Inc.                                               Common                 280,700          4.1%
200 Park Avenue                                               Class A                     --            *
New York, NY 10166

DIRECTORS: (14)
Willard S. Boothby, Jr.                                       Common                   1,200            *
                                                              Class A                    400            *
Lewis W. Hull (15)                                            Common                   6,000            *
                                                              Class A                  2,000            *

Maurice D. Oaks                                               Common                     500            *
                                                              Class A                     --            *

Martin Bidart (16)                                            Common                   7,900            *
                                                              Class A                    100            *

Mark W. Simon (17)                                            Common                   9,164            *
                                                              Class A                    100            *
Charles R. Smith                                              Common                      --            *
                                                              Class A                     --            *
EXECUTIVE OFFICERS: (15)
Raymond L. Bievenour (19)                                     Common                   8,050            *
                                                              Class A                    100            *

Francis P. Wilson (19)                                        Common                   2,789            *
                                                              Class A                    100            *

All Executive Officers and Directors as a Group               Common               1,624,689         23.2%
(12 persons) (20)                                             Class A                897,940         53.6%

------------------
  * Less than 1%.

 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has, or shares, "voting power" which includes the power to vote, or to direct the voting of, such securities or "investment power" which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock and Class A Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

 (2) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Kenneth A. Swanstrom could be deemed to have is 24.3%. Of these shares, Mr. Swanstrom has sole voting and dispositive power with respect to 645,173 shares of Common Stock and 244,641 shares of Class A Common Stock, of which totals 11,301 shares of Common Stock and 3,767 shares of Class A Common Stock are owned by Mr. Swanstrom's wife and 2,100 shares of Common Stock and 700 shares of Class A Common Stock are owned by their daughters. Mr. Swanstrom disclaims beneficial ownership of the shares held by his wife and daughters. Mr. Swanstrom has shared voting and dispositive power with respect to 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom. This total also includes currently exercisable stock options to purchase 11,250 shares of Common Stock.

 (3) The Trustees are Kenneth A. Swanstrom, Thomas M. Hyndman, Jr., and PNC Bank, N.A. ("PNC").

 (4) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Daryl L. Swanstrom could be deemed to have is 22.4%. Of this total, Mrs. Swanstrom has sole voting and dispositive power with respect to 182,043 shares of Common Stock and 231,250 shares of Class A Common Stock and shared voting and dispositive power with respect to 62,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom and 216,649 shares of Common Stock and 89,992 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom. Pursuant to an agreement between Mrs. Swanstrom and the Company, which expires December 31, 2006, Mrs. Swanstrom has agreed not to sell or otherwise transfer or dispose of any shares of the Company's Class A Common Stock owned by her or that she may acquire without first offering to sell such shares to the Company. The purchase price upon exercise of the Company's option to purchase such shares is the higher of the market price of such shares on the day prior to the day such shares are offered to the Company or the price offered by a third party for such shares.

 (5) The Trustees are Daryl L. Swanstrom, Thomas M. Hyndman, Jr., and NationsBank, N.A.

 (6) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which Thomas M. Hyndman, Jr. could be deemed to have is 21.7%. Of these shares, Mr. Hyndman has sole voting and dispositive power with respect to 2,110 shares of Common Stock and 570 shares of Class A Common Stock, of which totals 400 shares of Common Stock are owned by Mr. Hyndman's wife. Mr. Hyndman disclaims beneficial ownership of the shares held by his wife. Mr. Hyndman has shared voting and dispositive power with respect to the 62,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom, 216,649 shares of Common Stock and 89,992 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom, 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock held by the Trust under the Will of Gladys Swanstrom, 95,750 shares of Common Stock and 57,750 shares of Class A Common Stock held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73, and 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock held by the Trusts under the Will of Klas A. Swanstrom.

 (7) The Trustees are Thomas M. Hyndman, Jr. and PNC.

 (8) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which PNC could be deemed to have is 16.4%. Of these shares, 91,425 shares of Common Stock and 62,975 shares of Class A Common Stock are held by the Trust under the Will of Gladys Swanstrom, 197,916 shares of Common Stock and 98,472 shares of Class A Common Stock are held by the

     Trusts under the Will of Klas A. Swanstrom, 95,750 shares of Common Stock and 57,750 shares of Class A Common Stock are held by the Trust under the Deed of Klas A. Swanstrom dated 1/12/73, 61,250 shares of Common Stock and 38,500 shares of Class A Common Stock are held by the Trust under Deed of Klas A. Swanstrom dated 9/26/66, and 26,250 shares of Common Stock and 16,500 shares of Class A Common Stock are held by the Trust under Deed of Gladys Swanstrom dated 9/26/66, with voting power shared with Stephen D. Teaford.

 (9) Under the rules of the Commission, the maximum beneficial ownership of the Company's outstanding Class A Common Stock which NationsBank, N.A. could be deemed to have is 8.6%. Of these shares, NationsBank, N.A. has shared voting and dispositive power with respect to the 62,720 shares of Common Stock and 54,240 shares of Class A Common Stock held by the Trust under Item Fourth of the Will of Lawrence W. Swanstrom, and 216,649 shares of Common Stock and 89,992 shares of Class A Common Stock held by the Trust under Item Fifth of the Will of Lawrence W. Swanstrom.

(10) According to Amendment No. 8 to a Schedule 13G dated February 9, 1999, filed by Royce & Associates, Inc., a New York corporation ("Royce"), Royce Management Company ("RMC"), and Charles M. Royce. Royce, RMC, and Mr. Royce reported as a "group" pursuant to Rule 13d-1(b)(ii)(H) of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to these shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC and as such may be deemed to beneficially own the shares of capital stock beneficially owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

(11) Information provided by Private Capital Management, Inc. as of February 28, 1999.

(12) According to a Schedule 13G dated February 8, 1999, filed by Sanford C. Bernstein & Co., Inc. ("Sanford"), Sanford may be deemed the beneficial owner of an aggregate of 659,030 shares of Common Stock held in accounts managed on a discretionary basis, of which Sanford has sole dispositive power with respect to such shares.

(13) Information provided by TCW Group, Inc. and Roland Day as of February 28, 1999.

(14) Excludes directors listed under "5% Holders."

(15) Of these shares, 3,000 shares of Common Stock and 1,000 shares of Class A Common Stock are owned by Mr. Hull's wife. Mr. Hull disclaims beneficial ownership of the shares held by his wife.

(16) Of these shares, 100 shares of Common Stock are owned by Mr. Bidart's wife and 100 shares of Class A Common Stock and 300 shares of Common Stock are owned jointly with Mr. Bidart's wife. Mr. Bidart disclaims beneficial ownership of the 100 shares of Common Stock owned by his wife. These shares also include currently exercisable stock options to purchase 7,500 shares of Common Stock.

(17) Of these shares, 107 shares of Common Stock are owned by Mr. Simon's daughter. Mr. Simon disclaims beneficial ownership of the shares held by his daughter. These shares also include currently exercisable stock options to purchase 7,500 shares of Common Stock held by Mr. Simon and currently exercisable stock options to purchase 10 shares of Common Stock held by his daughter.

(18) Excludes executive officers listed under "5% Holders" and executive officers listed under "Directors."

(19) These shares include currently exercisable stock options to purchase 7,500 shares of Common Stock held by Mr. Bievenour and currently exercisable stock options to purchase 2,500 shares of Common Stock held by Mr. Wilson.

(20) These shares include currently exercisable stock options to purchase an aggregate of 48,760 shares of Common Stock.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, three Class B Directors will be elected for a term expiring at the 2002 Annual Meeting of Stockholders and when their successors have been duly elected. The Class A Directors and the Class C Directors will continue in office for the remainder of their respective terms shown below. Under the Company's By-laws, the number of directors constituting the entire Board of Directors is determined by the Board of Directors, but such number may not be less than three nor more than twelve. The Board of Directors has currently fixed the number of members of the Board of Directors at nine.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees for Class B Directors listed below, each of whom is currently a director of the Company. If any nominee becomes unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors believes that the nominees named will be able to serve if elected. Any vacancy on the Board of Directors for any reason may be filled by the affirmative vote of 80% of the directors then in office. The three nominees for Class B Director receiving the highest number of votes cast at the Annual Meeting will be elected. Shares held by brokers or nominees as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote with respect to the election of directors. Abstentions and broker non-votes on the election of the directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

     Certain information with respect to each nominee for Class B Director, and each Class A Director and Class C Director continuing in office following the Annual Meeting, is as follows:

                         NOMINEES FOR CLASS B DIRECTORS

                                                  PRINCIPAL OCCUPATION      DIRECTOR
NAME                                    AGE       FOR PAST FIVE YEARS        SINCE                CLASS
----                                    ---       --------------------      --------              -----
Kenneth A. Swanstrom..................  59    Chairman of the Board and       1970     Class B; Term expires 2002*
                                                Chief Executive Officer of
                                                the Company since 1993;
                                                President and Chief
                                                Operating Officer of the
                                                Company from 1979 until
                                                1998

Lewis W. Hull (1)(2)(3)...............  82    Chairman, Hull Corporation,     1974     Class B; Term expires 2002*
                                                manufacturer of injection
                                                molding equipment

Mark W. Simon.........................  60    Vice President-Finance,         1983     Class B; Term expires 2002*
                                              Chief Financial Officer and
                                                Corporate Secretary of the
                                                Company

------------------
* If elected at the Annual Meeting

                         DIRECTORS CONTINUING IN OFFICE

                                                  PRINCIPAL OCCUPATION      DIRECTOR
NAME                                    AGE       FOR PAST FIVE YEARS        SINCE                CLASS
----                                    ---       --------------------      --------              -----
CLASS A DIRECTORS

Martin Bidart.........................  62    President and Chief             1998     Class A; Term expires 2001
                                                Operating Officer of the
                                                Company since August 1998;
                                                Vice President-
                                                Manufacturing of the
                                                Company from August 1990
                                                to July 1998

Maurice D. Oaks (1)...................  65    Former Vice President of        1994     Class A; Term expires 2001
                                                Worldwide Operations
                                                Planning of Bristol-Myers
                                                Squibb

Charles R. Smith (1)..................  54    Professor and Chairman of       1997     Class A; Term expires 2001
                                                the Mechanical Engineering
                                                Department of Lehigh
                                                University

CLASS C DIRECTORS

Willard S. Boothby, Jr. (1)(2)(4).....  77    Former Managing Director,       1984     Class C; Term expires 2000
                                                PaineWebber Incorporated,
                                                brokerage services

Thomas M. Hyndman, Jr. (1)(2).........  74    Of Counsel since 1993,          1974     Class C; Term expires 2000
                                                Partner, from 1957 to
                                                1992, Duane, Morris &
                                                Heckscher LLP, Attorneys
                                                and Counsel to the Company

Daryl L. Swanstrom (2)(5).............  52    President, Spyraflo, Inc.,      1987     Class C; Term expires 2000
                                                manufacturer of miniature
                                                self-aligning sleeve
                                                bearings and linear
                                                slides; formerly President
                                                of Engineered Components,
                                                Inc., distributor of
                                                mechanical components

------------------
(1) Member of the Audit Committee. The Audit Committee is appointed annually by the Board of Directors to recommend the selection of independent auditors, review the scope and results of the audit, review the adequacy of the Company's accounting, financial and operating controls, and supervise investigations. During 1998, the Audit Committee held two meetings.

(2) Member of the Compensation Committee. The Compensation Committee is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration for senior management, adoption of compensation plans in which officers are eligible to participate, and related matters. The Compensation Committee also administers the Company's 1996 Equity Incentive Plan, the Company's 1996 Employee Stock Purchase Plan, the Company's 1999 Employee Stock Option Plan, and the Company's 1998 Stock Option Plan for Non-Employee Directors. During 1998, the Compensation Committee held one meeting.

(3) Mr. Hull is also a director of Willow Grove Bank.

(4) Mr. Boothby is also a director of The Glenmede Fund, Inc.

(5) Mrs. Swanstrom is the widow of Kenneth A. Swanstrom's brother, Lawrence W. Swanstrom.

     During 1998, the Company's Board of Directors held seven meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during 1998. The Company's Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company in each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------

                                                    ANNUAL COMPENSATION         SECURITIES
                                               -----------------------------    UNDERLYING       ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)    COMPENSATION (1)
---------------------------------------------  ----   ----------   ---------   ------------   ----------------

Kenneth A. Swanstrom, Chairman                 1998    $321,000    $150,518     15,000            $18,425
  Chief Executive Officer....................  1997     310,000     123,917     15,000             18,550
                                               1996     280,000     104,142     15,000             18,300

Martin Bidart, President and                   1998    $175,792    $ 64,112     10,000            $16,500
  Chief Operating Officer....................  1997     153,000      38,224     10,000             15,300
                                               1996     145,600      33,846     10,000             14,560

Mark W. Simon, Vice President -- Finance,      1998    $191,500    $ 69,841     10,000            $18,425
  Chief Financial Officer and Corporate        1997     185,000      46,219     10,000             18,350
  Secretary..................................  1996     164,320      38,198     10,000             18,300

Raymond L. Bievenour, Vice President --        1998    $161,375    $ 50,446     10,000            $16,000
  Sales/Marketing............................  1997     153,000      38,224     10,000             15,300
                                               1996     145,600      33,846     10,000             14,560

Francis P. Wilson, Vice President --           1998    $153,667    $ 48,037     10,000            $16,000
  Operations.................................  1997      70,096      17,512     10,000                 --

------------------
(1) Includes amounts of Company contributions for 1998 to the Company's Profit-Sharing Plan, as follows: Kenneth A. Swanstrom, $16,000; Martin Bidart, $16,000; Mark W. Simon, $16,000; Raymond L. Bievenour, $16,000; and Frank P. Wilson $16,000. The amounts set forth were expended during the Company's 1998 fiscal year for financial reporting purposes under the Company's Profit-Sharing Plan, which covers all of its United States eligible employees, including officers, whose length of employment qualified them to participate. The Company's contribution to the Profit-Sharing Plan for each year is allocated among the participants in proportion to their compensation for that year. Also included in these amounts are directors fees of $2,425 paid to Mr. Swanstrom, $500 paid to Mr. Bidart, and $2,425 paid to Mr. Simon for meetings attended during 1998.

     The following table sets forth information with respect to options granted to the persons named in the Summary Compensation Table above during the fiscal year ended December 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                          ----------------------------------------------------------------------------
                          NUMBER OF SECURITIES    % OF TOTAL OPTIONS
                           UNDERLYING OPTIONS    GRANTED TO EMPLOYEES      EXERCISE OR      EXPIRATION       GRANT DATE
NAME                         GRANTED(#)(1)          IN FISCAL YEAR      BASE PRICE ($/SH)      DATE      PRESENT VALUE($)(2)
----                      --------------------   --------------------   -----------------   ----------   -------------------
Kenneth A. Swanstrom....         15,000                  9.69%               $22.00          12/16/08         $122,700

Martin Bidart...........         10,000                  6.46                 22.00          12/16/08           81,800

Mark W. Simon...........         10,000                  6.46                 22.00          12/16/08           81,800

Raymond L. Bievenour....         10,000                  6.46                 22.00          12/16/08           81,800

Francis P. Wilson.......         10,000                  6.46                 22.00          12/16/08           81,800

------------------
(1) All shares underlying options are shares of Common Stock. Each option becomes exercisable in increments of 25% of the shares underlying such options commencing on the first, second, third, and fourth anniversaries of the date of the option grant.

(2) The Black-Scholes model, a widely used and accepted formula for valuing traded stock options, was used to determine the grant date present value of the executive stock options. The Black-Scholes value used in this table is the same value used to report the expense associated with stock options in the Company's audited financial statements in accordance with FAS 123. The following assumptions were used to calculate the Black-Scholes value: an expected life of six years, 30% stock price volatility, 5.78% risk-free rate of return, annual dividend yield of 2.25%, and an exercise price equal to stock price on the date of grant. The Company has used the historical annual dividend yield and stock price volatility rate as assumptions for the Black-Scholes model. These are not projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility rate over the next six years. There is no gain to executives, however, if the per share market price of the Company's Common Stock does not increase, or declines.

     The following table sets forth information with respect to options held at December 31, 1998 by the persons named in the Summary Compensation Table above.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                    OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Kenneth A. Swanstrom...........................    11,250         33,750         $30,000        $35,625
Martin Bidart..................................     7,500         22,500          20,000         23,750
Mark W. Simon..................................     7,500         22,500          20,000         23,750
Raymond L. Bievenour...........................     7,500         22,500          20,000         23,750
Francis P. Wilson..............................     7,500         22,500          20,000         23,750

------------------
(1) No options were exercised by the named executive officers during the year ended December 31, 1998.

(2) Represents the difference between the aggregate exercise price and the aggregate market value of the Company's Common Stock as of December 31, 1998.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's executive compensation policies are intended to focus the executive's attention and efforts on the attainment of Company goals, reward the executive for the successful attainment of those goals, provide a total compensation package that is competitive with the market for similar talent, and create a feeling of shared destiny between the executives, all the other employees, and the Company's stockholders.

     The compensation paid to the Company's executive officers, including its Chief Executive Officer and the four other highest paid officers (the "Named Executive Officers") consisted of a base salary, an annual bonus determined in accordance with the provisions of a formal incentive plan (the "Management Incentive Plan") originally adopted for the year 1992 and amended thereafter from time to time, and non-qualified stock options as part of the 1996 Equity Incentive Plan. The 1996 Equity Incentive Plan covers all employees and officers of the Company, including the Named Executive Officers. The executive officers also are participants in the Company's profit sharing plan, its pension plan, the 1996 Employee Stock Purchase Plan, and its various fringe benefit programs.

     The annual salaries of the Named Executive Officers for fiscal year 1998 were determined in the month of December 1997. The salaries of the Named Executive Officers were reviewed by a compensation consulting firm in 1998 after the promotion of Mr. Bidart to President of the Company and Mr. Wilson to Vice President of Operations. Duties of other executive officers were also affected by these promotions. In determining the annual salary for each of the executive officers of the Company, including the Named Executive Officers, the Compensation Committee sought to establish salaries that were fair and competitive with those paid by comparable organizations and that fairly reward the executive officers for their performance and the Company's performance. In determining the annual salary of each of the Named Executive Officers, other than the Chief Executive Officer, the evaluation of their performance by the Chief Executive Officer is considered, and each position is measured against the knowledge and problem-solving ability required to fulfill the assigned duties and responsibilities of such position and the officer's impact upon the operations and profitability of the Company.

     The same considerations were taken into account in fixing the Chief Executive Officer's salary for 1998, except that the Committee did not have the recommendation of the Chief Executive Officer.

     The salary increases approved by the Board of Directors in December 1997 for the Named Executive Officers, other than the Vice President of Operations, approximated 3.5%. The Vice President of Operations' initial salary increase for 1998 was approximately 5.2%. After the appointment of Mr. Bidart to President and Chief Operating Officer and Mr. Wilson to Vice President of Operations, and the changes in responsibilities of the other executive officers, the Board of Directors approved additional increases for the President and Chief Operating Officer of 26.2%, the Vice President of Operations of 19.7%, and the Vice President of Sales/Marketing of 7.3%.

     Payments to the Named Executive Officers under the Management Incentive Plan are determined by five factors, which combined are used to determine the amount of the annual bonus. The first and second factors, each with a weighting factor of 25%, compared the Company's 1998 consolidated net income with 1997 consolidated net income and the 1998 Business Plan consolidated net income. The third and fourth factors, each with a weighting factor of 10%, compared the Company's 1998 consolidated net sales with 1997 consolidated net sales and the 1998 Business Plan consolidated net sales. The fifth factor, with a weighting factor of 30%, compared 1998 return on equity with 1997 return on equity. The target bonus for the Chief Executive Officer is 45% of base salary. The target bonus for the Chief Operating Officer and the Chief Financial Officer is 35% of their respective base salaries. The other executive officers have a target of 30% of their respective base salaries. The relationship of the Company's 1998 actual results to the prior year or the 1998 Business Plan targets can cause the annual bonus to range from zero to 150% of the targeted amount. The consideration of earnings before interest and taxes is the most significant factor in determining the annual bonuses paid to all other salaried and hourly workers under the employee incentive plan. Consolidated net income is the most significant factor in determining the annual bonuses paid to the executive officers. These two measures of earnings extend a common thread in the standard of measure for both executive officers' and other employees' annual bonuses.

     The fastener operations and the motor operations achieved 96.7% and 97.2%, respectively, of their overall targets established by the Board of Directors for 1998, and, therefore, the bonuses under the incentive plans were 96.7% and 97.2%, respectively, of the targeted awards for all participants.

     The bonus paid to the Chief Executive Officer for the year 1998 was determined in accordance with the current provisions of the Management Incentive Plan and reflects, in the opinion of the Committee, appropriate rewards for the Company's current performance. The portion of the Chief Executive Officer's bonus as compared to his 1998 target bonus for each factor was as follows: 1998 consolidated net income as compared to 1997 consolidated net income was 114.3% of target; 1998 consolidated net income as compared to the 1998 Business Plan consolidated net income was 89.2% of target; 1998 consolidated net sales as compared to 1997 consolidated net sales was 107.1% of target; 1998 consolidated net sales as compared to 1998 Business Plan net sales was 99.3% of target; and 1998 return on equity as compared to 1997 return on equity was 100.6% of target. Therefore, the bonus paid to the Chief Executive Officer for 1998 was $150,518. This bonus was 104.2% of the target amount.

     In determining the 1998 grants of stock options under the 1996 Equity Incentive Plan, the Compensation Committee took into account the various factors (described above) considered in determining the annual salaries of the Named Executive Officers, as well as the recommendations of the independent consultant which assisted in the creation of the Plan. In 1998, the Chief Executive Officer was granted non-qualified options to purchase up to 15,000 shares of the Company's Non-Voting Common Stock and each of the other Named Executive Officers was granted non-qualified options to purchase up to 10,000 shares of the Company's Non-Voting Common Stock.

     The Committee did not consider the deductibility for federal tax purposes of the compensation paid to the Chief Executive Officer and the Named Executive Officers under the provisions of Section 162(m) given their current compensation levels. The Committee intends to take necessary steps to conform the Company's policies with respect to the executive compensation in order to comply with the provisions of Section 162(m) if and at such time as the deductibility thereof becomes affected by such provisions.

                                          Respectfully submitted by
                                          the Compensation Committee
                                          of the Board of Directors

                                          Willard S. Boothby, Jr.
                                          Lewis W. Hull
                                          Thomas M. Hyndman, Jr.
                                          Daryl L. Swanstrom

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on the Company's Common Stock with the S&P 600(Registered) SmallCap Index and the following combined Standard & Poor's line-of-business indices (the "S&P Indices"): Electronics-Semiconductor Companies; Electronics-Instrumentation Companies; Office Equipment Companies; and Communications Equipment Manufacturers. The S&P Indices consist of companies that are representative of the lines of business that generate the major portion of the Company's revenues.


                                             BASE                 INDEXED RETURNS
                                            PERIOD                  YEARS ENDING
COMPANY NAME/INDEX                          DEC 93   DEC 94   DEC 95   DEC 96   DEC 97   DEC 98
-----------------------------------------------------------------------------------------------
Penn Engineering & Manufacturing Corp.-
PNNA/PNN..................................   100      92.77   219.21   190.98   233.91   189.30
S&P 600(Registered) SmallCap Index........   100      95.23   123.76   150.14   188.58   186.10
S&P Indices...............................   100     114.43   166.52   222.14   281.55   426.01

------------------
(1) The comparisons of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1993 in each of the Company's Common Stock, the S&P 600(Registered) SmallCap Index, and the S&P Indices with the investment weighted on the basis of market capitalization.

PENSION PLAN

     The following table is representative of the annual benefits payable under the Company's qualified retirement plans to an employee currently age 65 whose annual compensation remained unchanged during the last five years of employment and whose benefits will be paid for the remainder of the employee's life.

PENSION PLAN TABLE

                                                   YEARS OF SERVICE
                                        ---------------------------------------
ANNUAL COMPENSATION                        10         20        30        40
-------------------                        --         --        --        --
$100,000..............................  $ 12,170   $ 24,340   $36,510   $48,680
 125,000..............................    15,295     30,590    45,885    61,180
 150,000..............................    18,420     36,840    55,260    73,680
 160,000..............................    19,760     39,340    59,010    78,680
 175,000..............................    19,760     39,340    59,010    78,680
 200,000..............................    19,760     39,340    59,010    78,680
 300,000..............................    19,760     39,340    59,010    78,680
 400,000..............................    19,760     36,340    59,010    78,680
 500,000..............................    19,760     39,340    59,010    78,680

     Credited full years of service of the five officers listed in the Summary Compensation Table are as follows: Kenneth A. Swanstrom, 38 years; Mark W. Simon, 22 years; Martin Bidart, 8 years; Raymond L. Bievenour, 8 years; and Francis P. Wilson, 1 year. The covered compensation under the Pension Plan Table is that amount shown in the salary and bonus columns of the Summary Compensation Table. The amounts shown in the Pension Plan Table do not reflect any deduction for social security or other offset amounts. Benefits are subject to maximum limitations under the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, with regard to 1998, the maximum salary that can be recognized under the plan is $160,000 and the maximum annual benefit at age 65 is limited to $130,000. The foregoing Pension Plan Table may be used for all five officers, except for Kenneth A. Swanstrom, who is entitled to a higher benefit due to plan provisions protecting prior accrued benefits. Mr. Swanstrom's projected annual benefit at age 65, after 44 years of service, is $107,479.

DIRECTOR COMPENSATION

     The Company's non-employee directors each received an annual retainer of $10,000 plus a fee of $750 for each meeting attended and reimbursement for travel expenses. Employees who are directors of the Company each received a fee of $250 for each meeting attended in 1998. Members of the Audit Committee and the Compensation Committee each receive a fee of $500 for each meeting attended plus reimbursement for travel expenses. For 1999, (i) the Company's non-employee directors are each entitled to receive an annual retainer of $15,000 plus a fee of $1,000 for each meeting attended and reimbursement for travel expenses; (ii) employees who are directors of the Company are each entitled to receive a fee of $250 for each meeting attended; and (iii) members of the Audit Committee and the Compensation Committee are each entitled to receive a fee of $750 for each meeting attended plus reimbursement for travel expenses. For information concerning grants under the 1998 Stock Option Plan for Non-Employee Directors see "Approval of the 1998 Stock Option Plan for Non-Employee Directors -- New Plan Benefits."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period January 1, 1998 through December 31, 1998, all filing requirements applicable to its officers and directors were complied with, except that Francis P. Wilson reported late on his initial report his holdings of 100 shares of Class A Common Stock held in an individual retirement account.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Spyraflo, Inc., which is engaged in the manufacture and sale of various products, had sales to the Company in the amount of $252,000 in 1998. Daryl L. Swanstrom, a director of the Company and a member of the Compensation Committee, is President and sole stockholder of Spyraflo, Inc.

     Thomas M. Hyndman, Jr., a director of the Company and a member of the Compensation Committee, is Of Counsel to Duane, Morris & Heckscher LLP, a law firm that performed legal services for the Company during 1998.

                              ELECTION OF AUDITORS

     Ernst & Young LLP ("E&Y") served as the Company's auditors for the Company's year ended December 31, 1998. Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of E&Y as auditors for the Company for its 1999 fiscal year. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries. Election of E&Y will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting.

     A representative of E&Y will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

     Deloitte & Touche LLP ("Deloitte") served as the Company's auditors for the Company's 1996 fiscal year. On September 26, 1997, upon approval of the Company's Board of Directors and the Audit Committee of the Board of Directors, the Company notified its independent auditors, Deloitte, in writing that it would not be retaining Deloitte as the Company's independent auditors.

     Deloitte's reports on the financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1996 did not contain any adverse opinion or any disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the fiscal years ended December 31, 1995 and December 31, 1996 and the subsequent interim periods preceding the notice, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make a reference to the subject matter thereof in connection with its reports.

     On September 29, 1997, the Company's Board of Directors, with the approval of the Company's Audit Committee, retained E&Y to serve as the Company's certifying accountant for the fiscal year ended December 31, 1997.

                                APPROVAL OF THE
                        1999 EMPLOYEE STOCK OPTION PLAN

PURPOSE OF THE 1999 EMPLOYEE STOCK OPTION PLAN

     The 1999 Employee Stock Option Plan (the "1999 Plan") was adopted by the Board of Directors on January 27, 1999, subject to shareholder approval of the 1999 Plan. The objective of the 1999 Plan is to provide additional incentives to employees of the Company and/or subsidiaries of the Company, which will enable them to participate directly in the growth of the value of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating employees of high caliber and potential.

SUMMARY DESCRIPTION OF THE 1999 PLAN

     Options granted under the 1999 Plan may be options that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("Nonqualified Options"). The 1999 Plan authorizes the grant of options for a maximum of 1,000,000 shares of the Company's non-voting Common Stock. The aggregate number of shares subject to options that may be granted during any calendar year to any individual is limited to 100,000 shares of Common Stock. Options may be granted under the 1999 Plan to officers and employees of the Company and any subsidiary corporation who are regularly scheduled to work 40 or more hours per week and who have completed 60 days of employment. Directors who are not also officers or employees of the Company or any subsidiary of the Company shall not be eligible to participate in the 1999 Plan. On March 25, 1999, the closing price for a share of the Company's Common Stock, as reported on the New York Stock Exchange, was $19.6875.

     The 1999 Plan is administered by a Committee of the Board of Directors (the "Committee"), which has full and final authority, subject to the terms of the 1999 Plan: to interpret the provisions of the 1999 Plan and to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made and the number of shares, exercise price and other terms of each such award; to determine the time when awards shall be granted; and to make all other determinations necessary and advisable for the administration of the 1999 Plan. All decisions, determinations, and interpretations of the Committee shall be final and binding on all holders of options granted under the 1999 Plan. The current members of the Committee consist of the members of the Company's Compensation Committee.

     The exercise price of each option granted under the 1999 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The exercise price of the shares with respect to which an option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at fair market value at the time of exercise, or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose.

     In the event that an optionee ceases to be an employee of the Company or any subsidiary, for any reason other than death, retirement, or disability (within the meaning of Section 22(e)(3) of the Code), the optionee has the right to exercise the option during its term within a period of three months after such termination to the extent such option was exercisable at the time of termination, or within such other period, and subject to the terms and conditions, as may be specified by the Board of Directors. If termination results from the death, retirement, or disability of an optionee, an option exercisable at the time of such termination may be exercised by him or his successor within a period of one year after the date of termination to the extent of the full number of options granted to the optionee at the time of the optionee's death, retirement, or disability, or within such other period, and subject to such terms and conditions, as may be specified by the Board of Directors. Under the 1999 Plan, the term "retirement" means a termination of employment by reason of an optionee's retirement at or after the optionee's normal retirement date pursuant to and in accordance with the Company's regular retirement plan or personnel practices. No option may be exercisable after ten years from the date of grant thereof. Options are not assignable other than by will or by the laws of descent and distribution and are exercisable, during the lifetime of the participant, only by the participant or the optionee's guardian or legal representative

     The Committee may terminate or amend the 1999 Plan at any time, subject to the approval by stockholders of any amendment that is required under any applicable law or under the rules of the New York Stock Exchange. The termination or any modification or amendment of the 1999 Plan will not, without the consent of a participant, affect his rights under an option previously granted.

  Federal Income Tax Consequences

     Based on the advice of counsel, the Company believes that the normal operation of the 1999 Plan should generally have, under the Code and the regulations thereunder, all as in effect on the date of this Proxy Statement, the principal federal income tax consequences described below. The tax treatment described below does not take into account any changes in the Code or the regulations thereunder which may occur after the date of this Proxy Statement. The following discussion is only a summary; it is not intended to be all inclusive or to constitute tax advice, and, among other things, does not cover possible state or local tax consequences.

     An optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an option.

     In the case of Nonqualified Options, an optionee will generally recognize ordinary income upon exercise of an option in an amount equal to the excess of the fair market value of the stock acquired on the date of exercise over the aggregate price paid pursuant to the option for such stock (the "exercise price"), and the Company will generally be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of Section 83 of the Code (and Code Section 162(m) to the extent applicable). An optionee exercising a Nonqualified Option is subject to federal income tax withholding on the income recognized as a result of the exercise of the Nonqualified Option. Such income will include any income attributable to any shares issuable upon exercise that are surrendered, if permitted under the applicable stock option agreement, in order to satisfy the federal income tax withholding requirements.

     Except as provided below, the basis of the shares received by the optionee upon the exercise of a Nonqualified Option will be the fair market value of the shares on the date of exercise. The optionee's holding period will begin on the day after the date on which the optionee recognizes income with respect to the transfer of such shares, i.e., generally the day after the exercise date. When the optionee disposes of such shares, the optionee will recognize capital gain or loss equal to the difference between (i) the selling price of the shares and
(ii) optionee's basis in such shares under the Code rules which govern stock dispositions. Any net capital gain (i.e., the excess of the net long-term capital gains for the taxable year over net short-term capital losses for such taxable year) will be taxed at a capital gains rate that depends on how long the shares were held and the optionee's tax bracket. Any net capital loss can only be used to offset up to $3,000 per year of ordinary income (reduced to $1,500 in the case of a married individual filing separately) or carried forward to a subsequent year. The use of shares to pay the exercise price of a Nonqualified Option, if permitted under the applicable stock option agreement, will be treated as a like-kind exchange under the Code to the extent that the number of shares received on the exercise does not exceed the number of shares surrendered. The optionee will therefore recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares (up to the number of shares surrendered) as with respect to the surrendered shares. To the extent the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the optionee upon such exercise, will be includible in the gross income of the optionee. The optionee's basis in such excess shares will equal the fair market value of such shares on the date of exercise, and the optionee's holding period with respect to such excess shares will begin on the day following the date of exercise.

     Under current law, any gain realized by an optionee, other than long-term gain, is taxable at a maximum federal income tax rate of 39.6%. Under current law, long-term capital gain is taxed at a maximum federal income tax rate of 20%.

VOTE REQUIREMENT

     Approval of the 1999 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for such majority. An abstention will therefore have the practical effect of voting against adoption of the 1999 Plan because it represents one fewer vote for adoption of the 1999 Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the 1999 Plan and will have no effect on the vote. The Board of Directors recommends that the stockholders vote FOR the approval of the 1999 Plan.

                                APPROVAL OF THE
               1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

THE DIRECTOR PLAN

     The Company's 1998 Stock Option Plan for Non-Employee Directors ("Director Plan") provides for the grant of non-qualified options ("Director Options") to non-employee directors of the Company who are not officers or employees of the Company directors ("Outside Directors") of the Company at the discretion of the Board of Directors.

     The total number of shares of Common Stock that may be the subject of grants of Director Options under the Director Plan may not exceed 100,000 shares in the aggregate.

     The purpose of the Director Plan is to enhance the ability of the Company to attract and retain highly qualified directors, to compensate them for their services to the Company, and, in so doing, to strengthen the alignment of the interests of the Outside Directors with the interests of the stockholders by ensuring ongoing ownership of the Company's Common Stock.

     The Director Plan is administered by the Board of Directors. The Board has the power to interpret the Director Plan, the Director Options, and, subject to the terms of the Director Plan, to determine who will be granted Director Options, the number of Director Options to be granted to any Outside Director, the exercise price, the timing of such grant, and the terms of exercise. The Board also has the power to adopt rules for the administration, interpretation, and application of the Director Plan.

NON-QUALIFIED STOCK OPTIONS

     The exercise price of Director Options granted under the Director Plan will be set by the Board and may not be less than 100% of the fair market value per share of the Common Stock on the date that the Director Option is granted.

     Director Options are evidenced by written agreements in such form not inconsistent with the Director Plan as the Board shall approve from time to time. Each agreement will state the period or periods of time within which the Director Option may be exercised. The Board may accelerate the exercisability of any Director Options upon such circumstances and subject to such terms and conditions as the Board deems appropriate. In the event that an optionee ceases to be a director of the Company (for any reason other than removal for cause in accordance with the Company's By-laws), the optionee will immediately vest in all outstanding options. In the event of removal of an optionee from the Board of Director for cause, the Director Options of that optionee shall terminate immediately upon the date of such termination. No Director Option may be exercised after ten years from the date of grant. If a Director Option expires or is canceled for any reason without having been fully exercised or vested, the number of shares subject to such Director Option that had not been purchased or become vested may again be made subject to a Director Option under the Director Plan.

     The option price must be paid in full at the time of exercise unless otherwise determined by the Board. Payment must be made in cash, in shares of Common Stock valued at their then fair market value, or a combination thereof, as determined in the discretion of the Board. It is the policy of the Board that any taxes required to be withheld must also be paid at the time of exercise. The Board may, in its discretion, allow an optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the optionee will simultaneously exercise the Director Option and sell the shares acquired thereby and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Director Option has been exercised as well as the required amount of withholding.

     An outstanding Director Option that has become exercisable generally terminates one year after termination of a Director's service as a Director for any reason, other than removal of the Director for cause in accordance with the Company's By-laws. A Director Option granted under the Director Plan may be exercised during the lifetime of the optionee only by the optionee.

     Appropriate adjustments to outstanding Director Options and to the number or kind of shares subject to the Director Plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination, or reclassification, and certain other types of corporate transactions involving the Company, including a merger or a sale of substantially all of the assets of the Company.

AMENDMENT OR TERMINATION

     The Director Plan will remain in effect until all Director Options granted under the Director Plan have been satisfied by the issuance of shares, except that no Director Option may be granted under the Director Plan after December 14, 2008. The Board may terminate, modify, suspend, or amend the Director Plan at any time, subject to any required stockholder approval or any stockholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities, or other laws, or satisfying any applicable stock exchange listing requirements. No modification, amendment, or termination of the Director Plan will alter or impair any rights or obligations under any outstanding Director Option without the consent of the optionee. No Director Option may be granted during any period of suspension nor after termination of the Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences to the Company and to the optionees under the Director Plan will be substantially the same as those described in this Proxy Statement under "Approval of the 1999 Employee Stock Option Plan -- Federal Income Tax Consequences."

                               NEW PLAN BENEFITS

NAME OF GROUP                                          NUMBER OF SHARES
-------------                                          ----------------
Non-Executive Director Group.........................       15,000(1)

------------------
(1) Under the Director Plan, each of the Company's six Outside Directors received a Director Option to purchase 2,500 shares of the Company's Common Stock at an exercise price of $22 per share.

VOTE REQUIRED

     Approval of the Director Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for such majority. An abstention will therefore have the practical effect of voting against adoption of the Director Plan because it represents one fewer vote for adoption of the Director Plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the Director Plan and will have no effect on the vote. The Board of Directors recommends that the stockholders vote FOR the approval of the Director Plan.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1998 is being mailed to the Company's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Danboro, Pennsylvania, not later than December 8, 1999.

     Pursuant to new amendments to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 21, 2000, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2000 proxy statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,



                                          Kenneth A. Swanstrom
                                          Chairman of the Board

April 6, 1999

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     PENN ENGINEERING & MANUFACTURING CORP.
              Annual Meeting of Stockholders to be held May 6, 1999

                        THIS PROXY IS SOLICITED ON BEHALF
                    OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned hereby constitutes and appoints Kenneth A. Swanstrom and Thomas M. Hyndman, Jr., and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Penn Engineering & Manufacturing Corp. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Building 3, 5190 Old Easton Road, Danboro, Pennsylvania 18916, on Thursday, May 6, 1999, at 2:00 p.m., and at any adjournment, postponement, or continuation thereof, as follows:

                  (Continued and to be signed on reverse side)


                                                        Please mark         /x/
                                                        your votes like
                                                        this in blue or
                                                        black ink

1. ELECTION OF CLASS B DIRECTORS                   WITHHOLD
                                      FOR         AUTHORITY
   Nominees:
                                      / /            / /
     Kenneth A. Swanstrom
     Lewis W. Hull
     Mark W. Simon

Instruction: To withhold authority, write the name of the nominee(s) in the space provided:

-------------------------------------------------------------------------------

                                     FOR     AGAINST   ABSTAIN
2. Approval of Auditors              / /       / /       / /

Proposal to elect Ernst & Young
LLP as the Company's auditors
for 1999

                                     FOR     AGAINST   ABSTAIN
3. Approval of the Company's 1999    / /       / /       / /
   Employee Stock Option Plan

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


MARK IF YOU PLAN TO ATTEND THE ANNUAL MEETING |_|


---------------------------------------------------------------------------
                                 Class A Common


                                        FOR       AGAINST     ABSTAIN
4. Approval of the Company's 1998       |_|         |_|         |_|
   Stock Option Plan for Non-
   Employee Directors


5. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment, postponement, or continuation thereof.


            This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees for Class B Directors set forth in proposal 1 and FOR proposals 2, 3, and 4.



--------------------------------------------------------
          Signature of Stockholder


--------------------------------------------------------
           Signature of Stockholder



Date: _________________________________, 1999


Note: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian, or corporate officer, please give your full title as such.

Please sign, date and return this proxy in the enclosed postage paid envelope.